FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Reports 2012 First Quarter Financial Results
First Quarter Global Foot and Ankle Net Sales Increase 11%
Net Cash Flow from Operating Activities Increases to $19.1 Million
Free Cash Flow Increases to $14.5 Million

ARLINGTON, Tenn. - May 1, 2012 - Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market, today reported financial results for its first quarter ended March 31, 2012.

Net sales totaled $126.7 million during the first quarter ended March 31, 2012, representing a 6% decrease on an as reported and constant currency basis compared to the first quarter of 2011. During the first quarter of 2012, U.S. sales were negatively affected by previously announced distributor transitions that occurred in the third quarter of 2011 and challenges associated with implementing enhancements to the Company's compliance processes.

Robert Palmisano, President and Chief Executive Officer, commented, “During the first quarter, we made significant progress on implementing the important changes that we outlined on our last earnings call to transform our business and deliver significant shareholder return. Specifically, we delivered a solid start to 2012 with our first quarter results. Notably, our foot and ankle net sales grew 11% globally and 9% in the U.S. during the first quarter, driven by our focused initiatives, recent new product launches, increased medical education programs and increasingly strong performance in our international business. In addition to foot and ankle sales growth and running a focused and efficient ortho-recon business, a top priority is to generate cash, so we were also pleased to see strong free cash flow performance in the first quarter.”

Palmisano continued, “In our U.S. foot and ankle business, the conversion of a major portion of our independent distributor territories to direct sales representation is proceeding well and according to our plans. We believe that this increase in U.S. direct foot and ankle sales representation, coupled with our focused initiatives, large and growing product portfolio and increased investment in medical education, will enable us to improve our growth rates in foot and ankle throughout 2012 and exit the year at well above market growth rates.”

Net income for the first quarter of 2012 totaled $4.6 million or $0.12 per diluted share, compared to net income of $3.6 million or $0.09 per diluted share in the first quarter of 2011.

Net income for the first quarter of 2012 included the after-tax effects of $2.9 million of expenses associated with the Company's deferred prosecution agreement (DPA), $2.4 million of non-cash stock-based compensation expense and $0.9 million of charges associated with the previously announced cost restructuring plan. Net income for the first quarter of 2011 included the after-tax effects of approximately

$2.9 million of non-cash stock-based compensation expense, $2.2 million of expenses related to the U.S. governmental inquiry and $4.1 million of deferred financing and transaction costs associated with the tender offer for the Company’s Convertible Notes.

The Company's first quarter net income, as adjusted, decreased 9% to $8.6 million in 2012 from $9.4 million in 2011, while diluted earnings per share, as adjusted, decreased 8% to $0.22 in the first quarter of 2012 from $0.24 in the first quarter of 2011. Including stock based expense, diluted earnings per share, as adjusted, totaled $0.17 in the first quarter of 2012. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.

Cash and cash equivalents totaled $170.4 million as of the end of the first quarter of 2012, an increase of $16.7 million compared to the end of the fourth quarter of 2011. Net cash flow from operating activities was $19.1 million while free cash flow (a non-GAAP measure) totaled $14.5 million in the first quarter of 2012 compared to $8.1 million in the first quarter of 2011.

Palmisano concluded, “Our top priorities continue to be to grow our foot and ankle business above market rates, run a focused and efficient ortho-recon business, and increase cash generation. We believe these initiatives will in turn drive growth and shareholder value, and we are making good progress in all of these areas. As we move forward in 2012, we expect significantly improved cash flow generation and acceleration in U.S. foot and ankle growth rates, particularly in the back half of the year. We also expect continued progress on our inventory reduction initiatives and on improving U.S. foot and ankle sales productivity, both of which we anticipate will accelerate in 2013. We are very enthusiastic about our plan, executing our current strategies and improving our performance.”

New Segment Reporting

The Company is providing new segment reporting information for its Extremities and OrthoRecon businesses beginning this quarter. The Company believes that this new segment reporting information provides expanded financial visibility and additional detail to better assess the performance of both businesses.

The Extremities segment includes foot and ankle, upper extremity and biologics. The OrthoRecon segment includes hips and knees. In addition to the information included in the press release, historical 2011 information by quarter based on the new segment reporting format is available in the investor relations section of the Company's website at www.wmt.com.

Outlook

The Company continues to anticipate full year 2012 net sales to be in the range of $472 million to $489 million and as-adjusted earnings per share excluding stock-based compensation to be in the range of $0.26 to $0.36 per diluted share. The Company's earnings target excludes non-compete and transition costs associated with converting a major portion of independent foot and ankle territories to direct, costs associated with the previously announced cost restructuring, possible future acquisitions, other material future business developments, non-cash stock-based compensation expense, and costs associated with the Company's DPA (including the associated independent monitor).

As noted above, the Company's earnings target excludes the impact of non-cash stock-based compensation charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.18 per diluted share for the full year 2012. Therefore, the Company continues to anticipate full year 2012 as-adjusted earnings per share including stock-based compensation to be in the range of $0.08 to $0.18 per diluted share.

With regard to restructuring charges, the Company has lowered the top end of its estimated range, and now anticipates incurring pre-tax restructuring charges related to the cost restructuring plan announced in September 2011 to range from $18 million to $20 million, of which $17.8 million of these charges have been incurred to date. The Company expects the remaining charges to be recorded during the second quarter of 2012.

From a cash flow perspective, the Company continues to anticipate significant improvement over 2011 with 2012 free cash flow anticipated to be in the range of $25 million to $30 million, which represents annualized growth of 73% to 107%.

The Company's anticipated ranges for net sales, adjusted earnings per share, non-cash stock-based compensation charges, restructuring charges and free cash flow are forward-looking statements, as are any other statements which anticipate or aspire to future performance against key metrics. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 800-659-2032 (U.S.) or 617-614-2712 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing until May 8, 2012. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 47749217. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market. The Company specializes in the design, manufacture and marketing of devices and biologic products for extremity, hip and knee repair and reconstruction. The

Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs related to the U.S. governmental inquiries and the DPA, restructuring charges, transaction costs, charges associated with the Company's liability for PROFEMUR® long modular neck claims, costs related to settlement of certain employment matters and the hiring of a new CEO, and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements regarding potential actions by the USAO, independent monitor, OIG and other agencies or their potential impact. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends and may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, under the heading “Risk Factors” and elsewhere); future actions of the FDA or any other regulatory body or government authority that could delay, limit or suspend product development, manufacturing or sale or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; the impact of any such future actions of the FDA or any other regulatory body or government authority on our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States; the impact of such settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States, including our compliance with the Deferred Prosecution Agreement through September 2012 and the Corporate Integrity Agreement through September 2015; and compliance reviews, the results of which may be required to be disclosed to government authorities, and which may uncover violations of law, including strict liability provisions of the federal Food, Drug and Cosmetic Act, that could lead to adverse action by the FDA or others. Our failure to comply with the Deferred Prosecution Agreement or the Corporate Integrity Agreement could expose us to significant liability including, but not limited to, exclusion from federal healthcare program participation, including Medicaid and Medicare, which would have a material adverse effect on our financial condition, results of operations and cash flows, potential prosecution, including under the previously-filed criminal complaint, civil and criminal fines or penalties, and additional litigation cost and expense. In addition, a breach of the DPA or the CIA could result in an event of default under the Senior Credit Facility, which in turn could result in an event of default under the Indenture.

Additional risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include the possibility of litigation brought by shareholders, including private securities litigation and shareholder derivative suits, which if initiated, could divert management's attention, harm our business and/or reputation and result in significant liabilities; demand for and market acceptance of our new and existing products; future actions of governmental authorities and other third parties; tax measures; business development and growth opportunities; product quality or patient safety issues; products liability claims; enforcement of our intellectual property rights; the geographic and product mix impact on our sales; retention of sales representatives and independent distributors; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; ability to realize the anticipated benefits of restructuring initiatives; impact of the commercial and credit environment on us and our customers and suppliers; and in the implementation of our new compliance enhancements, including the duration and severity of delays related to medical education, research and development and clinical studies, and the impact of any such delays on our relationships with customers.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31,
	2012	2011
Net sales	$126,656	$135,386
Cost of sales	36,806	38,768
Cost of Sales - restructuring	435	—
Gross profit	89,415	96,618
Operating expenses:
Selling, general and administrative	72,348	74,825
Research and development	6,221	9,207
Amortization of intangible assets	742	690
Restructuring charges	443	—
Total operating expenses	79,754	84,722
Operating income	9,661	11,896
Interest expense, net	1,807	1,835
Other expense, net	161	4,459
Income before income taxes	7,693	5,602
Provision for income taxes	3,132	2,010
Net income	$4,561	$3,592
Net income per share, basic	$0.12	$0.09
Net income per share, diluted	$0.12	$0.09
Weighted-average number of shares outstanding-basic	38,492	38,033
Weighted-average number of shares outstanding-diluted	38,826	38,327

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011	% change
Geographic
Domestic	$70,062	$77,942	(10.1)%
International	56,594	57,444	(1.5)
Total net sales	$126,656	$135,386	(6.4)

	Three Months Ended
	March 31, 2012	March 31, 2011	% change
OrthoRecon
Hips	$41,500	$45,897	(9.6)%
Knees	31,082	32,833	(5.3)
Other	1,201	1,287	(6.7)
Total OrthoRecon	73,783	80,017	(7.8)

Extremities
Foot and Ankle	29,627	26,725	10.9%
Upper Extremity	6,545	7,548	(13.3)
Biologics	15,187	19,307	(21.3)
Other	1,514	1,789	(15.4)
Total Extremities	52,873	55,369	(4.5)

Total Sales	$126,656	$135,386	(6.4)

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	First Quarter 2012 Sales Growth
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
OrthoRecon
Hips	(20%)	(4%)	(4%)	(10%)	(10%)
Knees	(11%)	2%	1%	(5%)	(5%)
Other	(27%)	4%	2%	(5%)	(7%)
Total OrthoRecon	(15%)	(2%)	(2%)	(8%)	(8%)

Extremities
Foot and Ankle	9%	22%	20%	11%	11%
Upper Extremity	(16%)	(8%)	(7%)	(13%)	(13%)
Biologics	(24%)	(11%)	(11%)	(21%)	(21%)
Other	17%	(25%)	(27%)	(14%)	(15%)
Total Extremities	(6%)	2%	0%	(4%)	(5%)

Total Sales	(10%)	(1%)	(1%)	(6%)	(6%)

Sales as a % of Total Sales
	Three Months Ended March 31, 2012
	Domestic	International	Total
OrthoRecon
Hips	10%	22%	33%
Knees	13%	12%	25%
Other	0%	1%	1%
Total OrthoRecon	23%	35%	58%

Extremities
Foot and Ankle	19%	5%	23%
Upper Extremity	4%	2%	5%
Biologics	10%	2%	12%
Other	0%	1%	1%
Total Extremities	32%	9%	42%

Total Sales	55%	45%	100%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended
	March 31, 2012
	International Net Sales	Total Net Sales
Net sales, as reported	$56,594	$126,656
Currency impact as compared to prior period	168	168
Net sales, excluding the impact of foreign currency	$56,762	$126,824

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011
Operating Income
Operating income, as reported	$9,661	$11,896
Reconciling items impacting Gross Profit:
Non-cash, stock-based compensation	346	347
Cost of sales - restructuring	435	—
Inventory step-up amortization	48	—
Total	829	347
Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	1,886	2,068
DPA related	2,868	2,182
Total	4,754	4,250
Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	151	445
Other Reconciling Items:
Restructuring charges	443	—
Operating income, as adjusted	$15,838	$16,938
Operating income, as adjusted, as a percentage of net sales	12.5%	12.5%

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011
Net Income
Income before taxes, as reported	$7,693	$5,602
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	2,383	2,860
DPA related	2,868	2,182
Restructuring charges	878	—
Inventory step-up amortization	48	—
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	4,099
Income before taxes, as adjusted	13,870	14,743

Provision for income taxes, as reported	3,132	2,010
Non-cash, stock-based compensation	298	847
DPA related	1,465	852
Restructuring charges	343	—
Inventory step-up amortization	19	—
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	1,599
Provision for income taxes, as adjusted	$5,257	$5,308
Effective tax rate, as adjusted	37.9%	36.0%
Net income, as adjusted	$8,613	$9,435

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Three Months Ended
	March 31, 2012		March 31, 2011
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$4,561	$8,613	$3,592	$9,435
Interest expense on convertible notes	N/A	137	N/A	787
Diluted net income	$4,561	$8,750	$3,592	$10,222

Basic shares	38,492	38,492	38,033	38,033
Dilutive effect of stock options and restricted shares	334	334	294	294
Dilutive effect of convertible notes	N/A	891	N/A	4,962
Diluted shares	38,826	39,717	38,327	43,289

Net income per share, diluted	$0.12	$0.22	$0.09	$0.24

	Three Months Ended
	March 31, 2012	March 31, 2011
Net Income per Diluted Share
Net income, as reported, per diluted share	$0.12	$0.09
Interest expense on convertible notes	0.00	0.02
Effect of convertible notes on diluted shares	(0.00)	(0.01)
Non-cash, stock-based compensation	0.05	0.05
DPA related	0.04	0.03
Restructuring charges	0.01	—
Inventory step-up amortization	0.00	—
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	0.06
Net income, as adjusted, per diluted share	$0.22	$0.24

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow

	Three Months Ended
	March 31, 2012	March 31, 2011
Net cash provided by operating activities	$19,080	$18,148
Capital expenditures	(4,531)	(10,085)
Free cash flow	$14,549	$8,063

WRIGHT MEDICAL GROUP, INC.
Segment Income Statement
(In thousands, except share data)
(unaudited)

	Three months ended March 31, 2012
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$73,783	$52,873	$—	$—	$126,656
Cost of sales	25,203	11,209	—	829	37,241
Gross profit	48,580	41,664	—	(829)	89,415

Operating expenses:
Selling, general and administrative	31,340	24,086	12,168	4,754	72,348
Research and development	2,786	3,284	—	151	6,221
Amortization of intangible assets	134	608	—	—	742
Restructuring charges	—	—	—	443	443
Total operating expenses	34,260	27,978	12,168	5,348	79,754

Operating income	$14,320	$13,686	$(12,168)	$(6,177)	$9,661

Operating income as a percent of net sales	19.4%	25.9%	N/A	N/A	7.6%

	Three months ended March 31, 2012
	OrthoRecon	Extremities	Corporate	Other	Total
Depreciation expense	$6,397	$2,864	$1,083	$—	$10,344
Amortization expense	134	608	—	—	742
Capital expenditures	1,894	2,173	464	—	4,531
______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

WRIGHT MEDICAL GROUP, INC.
Segment Income Statement
(continued)

	Three months ended March 31, 2011
	OrthoRecon	Extremities	Corporate	Other(1)	Total
Net sales	$80,017	$55,369	$—	$—	$135,386
Cost of sales	25,645	12,776	—	347	38,768
Gross profit	54,372	42,593	—	(347)	96,618

Operating expenses:
Selling, general and administrative	33,445	24,469	12,661	4,250	74,825
Research and development	4,648	4,114	—	445	9,207
Amortization of intangible assets	86	604	—	—	690
Restructuring charges	—	—	—	—	—
Total operating expenses	38,179	29,187	12,661	4,695	84,722

Operating income	$16,193	$13,406	$(12,661)	$(5,042)	$11,896

Operating income as a percent of net sales	20.2%	24.2%	N/A	N/A	8.8%

	Three months ended March 31, 2011
	OrthoRecon	Extremities	Corporate	Other	Total
Depreciation expense	$6,373	$2,530	$539	$—	$9,442
Amortization expense	86	604	—	—	690
Capital expenditures	5,089	2,601	2,395	—	10,085
______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

WRIGHT MEDICAL GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(unaudited)

	March 31, 2012	December 31, 2011
Assets:
Current assets:
Cash and cash equivalents	$170,359	$153,642
Marketable securities	17,144	13,597
Accounts receivable, net	101,833	98,995
Inventories	161,076	164,600
Prepaid expenses and other current assets	63,768	69,699
Total current assets	514,180	500,533

Property, plant and equipment, net	154,051	160,284
Goodwill and intangible assets, net	75,141	75,651
Marketable securities	—	4,502
Other assets	12,904	13,610
Total assets	$756,276	$754,580

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$13,306	$11,651
Accrued expenses and other current liabilities	52,858	55,831
Current portion of long-term obligations	8,463	8,508
Total current liabilities	74,627	75,990
Long-term obligations	164,679	166,792
Other liabilities	41,547	43,334
Total liabilities	$280,853	$286,116

Stockholders’ equity:	475,423	468,464
Total liabilities and stockholders’ equity	$756,276	$754,580

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